Exhibit 99.1

Immuneering Reports Third Quarter 2021 Financial Results and Recent Business Highlights

Successfully completed upsized initial public offering raising $129.4 million in gross proceeds, providing runway into 2024

Company expects to file IND for IMM-1-104 in Q1 2022

CAMBRIDGE, Mass., November 9, 2021— Immuneering Corporation (Nasdaq: IMRX), a biopharmaceutical company advancing a robust pipeline of oncology and neuroscience product candidates that are designed to uniquely disrupt cellular signaling dynamics, today reported financial results for the third quarter ended September 30, 2021 and provided recent business highlights.

“We made notable progress in the third quarter, including completing our IPO, and are well-funded to support the continued development of our robust pipeline of oncology and neuroscience drug programs. In the near term, we anticipate filing our Investigational New Drug (IND) application for IMM-1-104, our dual-MEK inhibitor, targeting RAS mutant tumors, in the first quarter of 2022.” said Ben Zeskind, Ph.D., MBA, chief executive officer of Immuneering Corporation.

Corporate Highlights

●	IMM-1-104 Preclinical Data Presented at EORTC 2021: Immuneering presented data from three posters showcasing IMM-1-104 at the recent AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics that took place virtually from October 7-10, 2021. The study authors concluded that IMM-1-104 displayed broad activity across a wide range of animal tumor models with diverse RAS and RAF mutations including KRAS-G12C, KRAS-G12D, KRAS-G12S, NRAS-Q61R, and BRAF-V600E. In addition, IMM-1-104 prompted tumor regressions similar to sotorasib in a KRAS-G12C mutant pancreatic xenograft model (MIA PaCa-2) and led to deeper durable tumor regressions in combination with sotorasib when compared to either drug alone. Transcriptomic data that was presented confirmed IMM-1-104’s deep cyclic inhibition by demonstrating strong MAPK pathway inhibition at two hours post-treatment, with a near complete release at 12 hours post-treatment. Through its short half-life, IMM-1-104 observes an encouraging tolerability profile across animal models that may provide differentiation from FDA-approved MEK inhibitors. A replay of all three presentations can be accessed at: www.immuneering.com/publications.
●	Company Held Its First Key Opinion Leader Event: Immuneering held its first key opinion leader event titled “Better Medicines for MEK, RAS and Beyond Through Signaling Dynamics” on October 12, 2021 where participating key experts reviewed the RAS mutant tumor treatment landscape and noted the need for development of therapies outside of the KRAS-G12C mutant tumor setting. A replay of the event can be accessed at: https://ir.immuneering.com/news-events/events-presentations.

●	Completed Initial Public Offering: On August 3, 2021, Immuneering announced the closing of its upsized initial public offering of 8,625,000 shares of Class A common stock, including the full exercise by the underwriters of their overallotment option to purchase 1,125,000 shares of Class A common stock, at a public offering price of $15.00 per share, for total gross proceeds of approximately $129.4 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Immuneering.
●	Strengthened Leadership Team and Board of Directors: Immuneering strengthened its management team with the appointment of Michael Bookman as the company’s General Counsel and Secretary in July 2021. Immuneering also appointed Ann Berman to its board of directors in July 2021.

Key Development Highlights

●	IMM-1-104 IND submission expected in Q1 2022: Immuneering expects to file the IND for IMM-1-104 in Q1 2022 and expects to initiate its Phase 1 trial evaluating IMM-1-104 in 1H 2022. IMM-1-104 is a highly selective dual-MEK inhibitor that has been designed to overcome MAPK-feedback loops and exhibits deep cyclic inhibition through its targeted potency and short half-life. As a result, Immuneering believes IMM-1-104 has the potential to become an important new treatment option for advanced solid tumors in patients with a broad spectrum of mutations in genes, such as KRAS and NRAS, that activate the MAPK pathway.

Third Quarter 2021 Financial Highlights

●	Cash Position: Cash and cash equivalents and marketable securities as of September 30, 2021 were $159.6 million, compared with $37.1 million as of December 31, 2020.
●	Research and Development (R&D) Expenses: R&D expenses for the third quarter of 2021 were $6.2 million, compared with $4.1 million for the third quarter of 2020. The increase in R&D expenses was primarily attributable to higher preclinical costs related to the Company’s lead programs and increased personnel to support ongoing research and development activities.
●	General and Administrative (G&A) Expenses: G&A expenses for the third quarter of 2021 were $2.6 million, compared with $0.7 million for the same period of 2020. The increase in G&A expenses was primarily attributable to an increase in headcount in our general and administrative functions to support the Company’s business and to costs related to preparing for the Company’s initial public offering.
●	Net Loss: Net loss attributable to common stockholders was $8.5 million, or $0.47 per share, for the quarter ended September 30, 2021, compared to $4.4 million, or $0.89 per share, for the quarter ended September 30, 2020.

About Immuneering Corporation

Immuneering is a biopharmaceutical company with an emerging pipeline focused on improving patient outcomes across a spectrum of debilitating oncologic and neurologic diseases by applying its deep knowledge of translational bioinformatics to every stage of the drug development process. Immuneering has more than a decade of experience in translational bioinformatics and generating insights into drug mechanisms of action and patient treatment responses. Building on this experience, Immuneering has developed a disease-agnostic platform that enables the company to utilize human data, novel biology and chemistry, and translational planning to create and advance its wholly owned pipeline. Immuneering’s current development programs in oncology are focused on providing potential treatments for patients with solid tumors caused by mutations of oncologic signaling pathways, including the MAPK pathway. Immuneering’s lead product candidate, IMM-1-104, is designed to be a highly selective dual-MEK inhibitor that further disrupts KSR for the treatment of advanced solid tumors in patients harboring RAS mutant tumors. Additionally, Immuneering has six other oncology programs in the discovery stage that are designed to target either the MAPK or mTOR pathway, and two neuroscience programs in the discovery stage.

Forward-Looking Statements

This press release includes certain disclosures that contain "forward-looking statements," including, without limitation, statements regarding Immuneering’s expectations regarding the sufficiency of Immuneering’s cash and cash equivalents and marketable securities, the treatment potential of IMM-1-104, the timing of submission of the IND and commencement of clinical trials for IMM-1-104 and Immuneering’s ability to advance its pipeline and further diversify its portfolio. Forward-looking statements are based on Immuneering’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the risks inherent in oncology and neuroscience drug development, including target discovery, target validation, lead compound identification, lead compound optimization, preclinical studies and clinical trials. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in Immuneering’s most recent Form 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Immuneering undertakes no duty to update such information except as required under applicable law.

Corporate Contact:
Rebecca Kusko, Ph.D.
Immuneering Corporation
617-500-8080
rkusko@immuneering.com

Investor Contact:
Anne Marie Fields

Managing Director

Rx Communications
afields@rxir.com

IMMUNEERING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$482,130	$682,570	$1,890,370	$1,646,455
Cost of revenue	219,088	315,002	946,852	807,092

Gross profit	263,042	367,568	943,518	839,363

Operating expenses
Research and development	6,207,486	4,069,037	18,590,471	10,113,291
General and administrative	2,598,940	698,760	5,123,361	1,972,171
Total operating expenses	8,806,426	4,767,797	23,713,832	12,085,462
Loss from operations	(8,543,384)	(4,400,229)	(22,770,314)	(11,246,099)

Other income (expense)
Interest income	17,400	1,150	27,014	42,138
Other expense	(8,089)	-	(8,089)	-
Net loss	$(8,534,073)	$(4,399,079)	$(22,751,389)	$(11,203,961)

Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(0.89)	$(2.41)	$(2.26)
Weighted-average common shares outstanding, basic and diluted	18,286,352	4,950,129	9,445,862	4,950,129

Other comprehensive loss:
Unrealized losses from marketable securities	(4,751)	—	(4,751)	—
Comprehensive Loss	$(8,538,824)	$(4,399,079)	$(22,756,140)	$(11,203,961)

IMMUNEERING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$106,927,550	$37,090,151
Marketable securities	42,550,420	—
Accounts receivable	471,375	500,110
Prepaids and other current assets	3,361,471	140,958
Total current assets	153,310,816	37,731,219

Marketable securities, non-current	10,098,616	—
Property and equipment, net	81,445	64,363
Right-of-use asset, net	537,181	613,103
Other assets	14,333	14,333
Total assets	$164,042,391	$38,423,018

Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,795,153	$1,480,537
Accrued expenses	3,388,853	698,992
Lease liability, current	82,795	76,322
Total current liabilities	5,266,801	2,255,851

Long-term liabilities:
Lease liability, non-current	481,965	544,767
Total liabilities	5,748,766	2,800,618
Commitments and contingencies (Note 11)
Convertible preferred stock:
Series B preferred stock, $0.001 par value, 0 and 6,032,183 shares authorized at September 30, 2021 and December 31, 2020, 0 and 3,619,292 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	36,983,910
Series A preferred stock, $0.001 par value, 0 and 2,495,933 shares authorized at September 30, 2021 and December 31, 2020, 0 and 2,495,933 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	21,119,940
Total convertible preferred stock	—	58,103,850
Stockholders’ deficit:
Preferred stock, $0.001 par value; 10,000,000 and 0 shares authorized at September 30, 2021 and December 31, 2020, respectively; No shares issued or outstanding	—	—
Class A common stock, $0.001 par value, 200,000,000 and 22,026,200 shares authorized at September 30, 2021 and December 31, 2020 respectively; 25,938,064 and 4,950,129 shares issued and outstanding at September 30, 2021 and December 31, 2020	25,938	4,950
Class B common stock, $0.001 par value, 20,000,000 and 6,032,183 shares authorized at September 30, 2021 and December 31, 2020 respectively; 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	206,761,467	3,251,240
Accumulated other comprehensive loss	(4,751)	—
Accumulated deficit	(48,489,029)	(25,737,640)
Total stockholders' equity (deficit)	158,293,625	(22,481,450)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$164,042,391	$38,423,018